Exhibit 99.1
450 Lexington Avenue : New York, NY 10017 : 800.468.7526

FOR IMMEDIATE RELEASE

CONTACT:
Stacy Slater
Senior Vice President, Investor Relations
800.468.7526
stacy.slater@brixmor.com

BRIXMOR PROPERTY GROUP REPORTS FIRST QUARTER 2023 RESULTS
- Continues to Deliver Strong Operating Metrics -

NEW YORK, MAY 1, 2023 - Brixmor Property Group Inc. (NYSE: BRX) (“Brixmor” or the “Company”) announced today its operating results for the three months ended March 31, 2023. For the three months ended March 31, 2023 and 2022, net income was $0.37 per diluted share and $0.26 per diluted share, respectively.

Key highlights for the three months ended March 31, 2023 include:
•Executed 1.4 million square feet of new and renewal leases, with rent spreads on comparable space of 19.2%, including 0.8 million square feet of new leases, with rent spreads on comparable space of 43.4%
•Sequentially increased total leased occupancy to a record 94.0%, anchor leased occupancy to 96.1%, and small shop leased occupancy to a record 89.3%
◦Leased to billed occupancy spread totaled 400 basis points
◦Total signed but not yet commenced lease population represented 3.0 million square feet and $56.2 million of annualized base rent
•Reported an increase in same property NOI of 4.9%, including a contribution from base rent of 500 basis points
•Reported Nareit FFO of $151.6 million, or $0.50 per diluted share
•Stabilized $13.5 million of reinvestment projects at an average incremental NOI yield of 10%, with the in process reinvestment pipeline totaling $360.0 million at an expected average incremental NOI yield of 9%
•Completed $124.6 million of dispositions

Subsequent events:
•Updated previously provided NAREIT FFO per diluted share expectations for 2023 to $1.97 - $2.04 from $1.95 - $2.03 and same property NOI growth expectations for 2023 to 2.0% - 3.5% from 1.5% - 3.5%
•The Company’s operating partnership, Brixmor Operating Partnership LP (the “Operating Partnership”), repurchased $199.6 million of its 3.650% Senior Notes due 2024 pursuant to a cash tender offer (the “Tender Offer”). The Tender Offer was funded with proceeds from the Operating Partnership’s previously disclosed $200.0 million delayed draw term loan
•Appointed Sheryl M. Crosland, an independent director since 2016, as chair of the Company's board of directors following the retirement of John G. Schreiber

“Our results this quarter once again demonstrate the durability and strength of our self-funded business plan, the proven tenant demand for our well-located centers, and, most importantly, the disciplined execution of the Brixmor team in not only delivering growing value for our stakeholders, but positioning this platform for continued outperformance,” commented James Taylor, CEO and President.

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450 Lexington Avenue : New York, NY 10017 : 800.468.7526

FINANCIAL HIGHLIGHTS
Net Income
•For the three months ended March 31, 2023 and 2022, net income was $112.2 million, or $0.37 per diluted share, and $79.5 million, or $0.26 per diluted share, respectively.

Nareit FFO
•For the three months ended March 31, 2023 and 2022, Nareit FFO was $151.6 million, or $0.50 per diluted share, and $145.4 million, or $0.49 per diluted share, respectively.

Same Property NOI Performance
•For the three months ended March 31, 2023, the Company reported an increase in same property NOI of 4.9% versus the comparable 2022 period.

Dividend
•The Company’s Board of Directors declared a quarterly cash dividend of $0.26 per common share (equivalent to $1.04 per annum) for the second quarter of 2023.
•The dividend is payable on July 17, 2023 to stockholders of record on July 5, 2023, representing an ex-dividend date of July 3, 2023.

PORTFOLIO AND INVESTMENT ACTIVITY
Value Enhancing Reinvestment Opportunities
•During the three months ended March 31, 2023, the Company stabilized six value enhancing reinvestment projects with a total aggregate net cost of approximately $13.5 million at an average incremental NOI yield of 10% and added five new reinvestment projects to its in process pipeline. Projects added include three anchor space repositioning projects, one outparcel development project, and one redevelopment project, with a total aggregate net estimated cost of approximately $21.5 million at an expected average incremental NOI yield of 9%.
•At March 31, 2023, the value enhancing reinvestment in process pipeline was comprised of 47 projects with an aggregate net estimated cost of approximately $360.0 million at an expected average incremental NOI yield of 9%. The in process pipeline includes 17 anchor space repositioning projects with an aggregate net estimated cost of approximately $63.6 million at an expected incremental NOI yield of 7% - 14%; 11 outparcel development projects with an aggregate net estimated cost of approximately $19.5 million at an expected average incremental NOI yield of 9%; and 19 redevelopment projects with an aggregate net estimated cost of approximately $276.9 million at an expected average incremental NOI yield of 9%.
•Follow Brixmor on LinkedIn for video updates on reinvestment projects at https://www.linkedin.com/company/brixmor.

Acquisitions
•During the three months ended March 31, 2023, the Company did not complete any acquisitions.

Dispositions
•During the three months ended March 31, 2023, the Company generated approximately $124.6 million of gross proceeds on the disposition of six shopping centers, as well as two partial properties, comprised of 1.1 million square feet of gross leasable area.

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

CAPITAL STRUCTURE
•At March 31, 2023, the Company had $1.4 billion in liquidity and no debt maturities until June 2024.
•On April 25, 2023, the Operating Partnership repurchased $199.6 million of its 3.650% Senior Notes due 2024 pursuant to the Tender Offer. In connection with the Tender Offer, the Company expects to recognize a gain on extinguishment of debt of approximately $4.3 million, or $0.01 per diluted share, in the second quarter of 2023.
•The Operating Partnership funded the Tender Offer with proceeds from its previously disclosed $200.0 million delayed draw term loan, which was drawn on April 24, 2023. Effective May 1, 2023, the $200.0 million delayed draw term loan has been swapped to a fixed, combined rate of 3.59% (plus a spread of 119 basis points and SOFR adjustment of 10 basis points) through the maturity of the term loan on July 26, 2027.

GUIDANCE
•The Company has updated its previously provided NAREIT FFO per diluted share expectations for 2023 to $1.97 - $2.04 from $1.95 - $2.03 and same property NOI growth expectations for 2023 to 2.0% - 3.5% from 1.5% - 3.5%.
•Expectations for 2023 Nareit FFO:
◦Include the expected gain on extinguishment of debt of approximately $4.3 million, or $0.01 per diluted share, in the second quarter of 2023
◦Do not contemplate any additional tenants moving to or from a cash basis of accounting, either of which may result in significant volatility in straight-line rental income
◦Do not include any additional items that impact FFO comparability, including transaction expenses, net, litigation and other non-routine legal expenses, and gain or loss on future extinguishment of debt or any one-time items
•The following table provides a reconciliation of the range of the Company's 2023 estimated net income to Nareit FFO:

(Unaudited, dollars in millions, except per share amounts)	2023E	2023E Per Diluted Share
Net income	$290 - $311	$0.96 - $1.03
Depreciation and amortization related to real estate	352	1.17
Gain on sale of real estate assets	(48)	(0.16)
Impairment of real estate assets	1	0.00
Nareit FFO	$595 - $616	$1.97 - $2.04

CONNECT WITH BRIXMOR
•For additional information, please visit https://www.brixmor.com;
•Follow Brixmor on:
◦LinkedIn at https://www.linkedin.com/company/brixmor
◦Facebook at https://www.facebook.com/Brixmor
◦Instagram at https://www.instagram.com/brixmorpropertygroup; and
◦YouTube at https://www.youtube.com/user/Brixmor.

CONFERENCE CALL AND SUPPLEMENTAL INFORMATION
The Company will host a teleconference on Tuesday, May 2, 2023 at 10:00 AM ET. To participate, please dial 877.704.4453 (domestic) or 201.389.0920 (international) within 15 minutes of the scheduled start of the call. The teleconference can also be accessed via a live webcast at https://www.brixmor.com in the Investors section. A replay of the teleconference will be available through midnight ET on May 16, 2023 by dialing 844.512.2921 (domestic) or 412.317.6671 (international) (Passcode: 13736613) or via the web through May 2, 2024 at https://www.brixmor.com in the Investors section.

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

The Company’s Supplemental Disclosure will be posted at https://www.brixmor.com in the Investors section. These materials are also available to all interested parties upon request to the Company at investorrelations@brixmor.com or 800.468.7526.

NON-GAAP PERFORMANCE MEASURES
The Company presents the non-GAAP performance measures set forth below. These measures should not be considered as alternatives to, or more meaningful than, net income (calculated in accordance with GAAP) or other GAAP financial measures, as an indicator of financial performance and are not alternatives to, or more meaningful than, cash flow from operating activities (calculated in accordance with GAAP) as a measure of liquidity. Non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial measures to those calculated in accordance with GAAP. The Company’s computation of these non-GAAP performance measures may differ in certain respects from the methodology utilized by other REITs and, therefore, may not be comparable to similarly titled measures presented by such other REITs. Investors are cautioned that items excluded from these non-GAAP performance measures are relevant to understanding and addressing financial performance. A reconciliation of net income to these non-GAAP performance measures is presented in the attached tables.

Nareit FFO
Nareit FFO is a supplemental, non-GAAP performance measure utilized to evaluate the operating and financial performance of real estate companies. Nareit defines FFO as net income (loss), calculated in accordance with GAAP, excluding (i) depreciation and amortization related to real estate, (ii) gains and losses from the sale of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) after adjustments for unconsolidated joint ventures calculated to reflect FFO on the same basis. Considering the nature of its business as a real estate owner and operator, the Company believes that Nareit FFO is useful to investors in measuring its operating and financial performance because the definition excludes items included in net income that do not relate to or are not indicative of the Company’s operating and financial performance, such as depreciation and amortization related to real estate, and items which can make periodic and peer analyses of operating and financial performance more difficult, such as gains and losses from the sale of certain real estate assets and impairment write-downs of certain real estate assets.

Same Property NOI
Same property NOI is a supplemental, non-GAAP performance measure utilized to evaluate the operating performance of real estate companies. Same property NOI is calculated (using properties owned for the entirety of both periods and excluding properties under development and completed new development properties that have been stabilized for less than one year) as total property revenues (base rent, expense reimbursements, adjustments for revenues deemed uncollectible, ancillary and other rental income, percentage rents, and other revenues) less direct property operating expenses (operating costs and real estate taxes). Same property NOI excludes (i) lease termination fees, (ii) straight-line rental income, net, (iii) accretion of below-market leases, net of amortization of above-market leases and tenant inducements, (iv) straight-line ground rent expense, net, (v) income or expense associated with the Company's captive insurance company, (vi) depreciation and amortization, (vii) impairment of real estate assets, (viii) general and administrative expense, and (ix) other income and expense (including interest expense and gain on sale of real estate assets). Considering the nature of its business as a real estate owner and operator, the Company believes that NOI is useful to investors in measuring the operating performance of its portfolio because the definition excludes various items included in net income that do not relate to, or are not indicative of, the operating performance of the Company’s properties, such as lease termination fees, straight-line rental income, net, accretion of below-market leases, net of amortization of above-market leases and tenant inducements, straight-line ground rent expense, net, depreciation and amortization, impairment of real estate assets, general and administrative expense, and other income and expense (including interest expense and gain on sale of real estate assets). The Company believes that same property NOI is also useful to investors because it further eliminates disparities in NOI by only including NOI of properties owned for the entirety of

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

both periods presented and excluding properties under development and completed new development properties that have been stabilized for less than one year, or income or expense associated with the Company’s captive insurance company and therefore provides a more consistent metric for comparing the operating performance of the Company's real estate between periods.

ABOUT BRIXMOR PROPERTY GROUP
Brixmor (NYSE: BRX) is a real estate investment trust (REIT) that owns and operates a high-quality, national portfolio of open-air shopping centers. Its 367 retail centers comprise approximately 65 million square feet of prime retail space in established trade areas. The Company strives to own and operate shopping centers that reflect Brixmor’s vision “to be the center of the communities we serve” and are home to a diverse mix of thriving national, regional and local retailers. Brixmor is a proud real estate partner to over 5,000 retailers including The TJX Companies, The Kroger Co., Publix Super Markets and Ross Stores.

Brixmor announces material information to its investors in SEC filings and press releases and on public conference calls, webcasts and the “Investors” page of its website at https://www.brixmor.com. The Company also uses social media to communicate with its investors and the public, and the information Brixmor posts on social media may be deemed material information. Therefore, Brixmor encourages investors and others interested in the Company to review the information that it posts on its website and on its social media channels.

SAFE HARBOR LANGUAGE
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in our Form 10-K for the year ended December 31, 2022 and in this report, as such factors may be updated from time to time in our periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at https://www.sec.gov. These factors include (1) changes in national, regional, and local economies, due to global events such as international military conflicts, international trade disputes, a foreign debt crisis, foreign currency volatility, or due to domestic issues, such as government policies and regulations, tariffs, energy prices, market dynamics, general economic contractions, rising interest rates, inflation, unemployment, or limited growth in consumer income or spending; (2) local real estate market conditions, including an oversupply of space in, or a reduction in demand for, properties similar to those in our Portfolio (defined hereafter); (3) competition from other available properties and e-commerce; (4) disruption and/or consolidation in the retail sector, the financial stability of our tenants, and the overall financial condition of large retailing companies, including their ability to pay rent and/or expense reimbursements that are due to us; (5) in the case of percentage rents, the sales volumes of our tenants; (6) increases in property operating expenses, including common area expenses, utilities, insurance, and real estate taxes, which are relatively inflexible and generally do not decrease if revenue or occupancy decrease; (7) increases in the costs to repair, renovate, and re-lease space; (8) earthquakes, wildfires, tornadoes, hurricanes, damage from rising sea levels due to climate change, other natural disasters, epidemics and/or pandemics, civil unrest, terrorist acts, or acts of war, any of which may result in uninsured or underinsured losses; and (9) changes in laws and governmental regulations, including those governing usage, zoning, the environment, and taxes. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this report and in our other periodic filings. The forward-looking statements speak only as of the date of this report, and we expressly disclaim any obligation or undertaking to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except to the extent otherwise required by law.
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CONSOLIDATED BALANCE SHEETS
Unaudited, dollars in thousands, except share information

	As of	As of
	3/31/23	12/31/22
Assets
Real estate
Land	$1,806,186	$1,820,358
Buildings and tenant improvements	8,398,797	8,405,969
Construction in progress	127,254	129,310
Lease intangibles	525,888	542,714
	10,858,125	10,898,351
Accumulated depreciation and amortization	(3,022,868)	(2,996,759)
Real estate, net	7,835,257	7,901,592
Cash and cash equivalents	3,430	16,492
Restricted cash	31,999	4,767
Marketable securities	20,642	21,669
Receivables, net	246,914	264,146
Deferred charges and prepaid expenses, net	157,034	154,141
Real estate assets held for sale	—	10,439
Other assets	59,522	62,684
Total assets	$8,354,798	$8,435,930

Liabilities
Debt obligations, net	$4,958,480	$5,035,501
Accounts payable, accrued expenses and other liabilities	508,802	535,419
Total liabilities	5,467,282	5,570,920

Equity
Common stock, $0.01 par value; authorized 3,000,000,000 shares;
309,674,682 and 309,042,754 shares issued and 300,547,690 and 299,915,762
shares outstanding	3,005	2,999
Additional paid-in capital	3,292,779	3,299,496
Accumulated other comprehensive income (loss)	5,120	8,851
Distributions in excess of net income	(413,388)	(446,336)
Total equity	2,887,516	2,865,010
Total liabilities and equity	$8,354,798	$8,435,930

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CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited, dollars in thousands, except per share amounts

	Three Months Ended
	3/31/23	3/31/22
Revenues
Rental income	$311,130	$298,362
Other revenues	314	267
Total revenues	311,444	298,629

Operating expenses
Operating costs	35,895	34,796
Real estate taxes	44,688	41,640
Depreciation and amortization	87,741	84,222
Impairment of real estate assets	1,100	4,590
General and administrative	29,172	28,000
Total operating expenses	198,596	193,248

Other income (expense)
Dividends and interest	15	75
Interest expense	(48,680)	(47,322)
Gain on sale of real estate assets	48,468	21,911
Other	(405)	(539)
Total other income (expense)	(602)	(25,875)

Net income	$112,246	$79,506

Net income per common share:
Basic	$0.37	$0.27
Diluted	$0.37	$0.26
Weighted average shares:
Basic	300,821	298,528
Diluted	301,833	299,457

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FUNDS FROM OPERATIONS (FFO)
Unaudited, dollars in thousands, except per share amounts

	Three Months Ended
	3/31/23	3/31/22

Net income	$112,246	$79,506
Depreciation and amortization related to real estate	86,748	83,190
Gain on sale of real estate assets	(48,468)	(21,911)
Impairment of real estate assets	1,100	4,590
Nareit FFO	$151,626	$145,375

Nareit FFO per diluted share	$0.50	$0.49
Weighted average diluted shares outstanding	301,833	299,457

Items that impact FFO comparability
Transaction expenses, net	$(58)	$(33)
Total items that impact FFO comparability	$(58)	$(33)
Items that impact FFO comparability, net per share	$(0.00)	$(0.00)

Additional Disclosures
Straight-line rental income, net (1)	$4,001	$4,739
Accretion of below-market leases, net of amortization of above-market leases and tenant inducements	2,668	2,044
Straight-line ground rent expense, net (2)	9	8

Dividends declared per share	$0.260	$0.240
Dividends declared	$78,142	$71,877
Dividend payout ratio (as % of Nareit FFO)	51.5%	49.4%

(1) Includes straight-line rental income reversals and re-establishments of ($1.5 million) and ($0.1 million) during the three months ended March 31, 2023 and 2022, respectively.
(2) Straight-line ground rent expense, net is included in Operating costs on the Consolidated Statements of Operations.

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SAME PROPERTY NOI ANALYSIS
Unaudited, dollars in thousands

	Three Months Ended
	3/31/23	3/31/22	Change
Same Property NOI Analysis
Number of properties	350	350	—
Percent billed	90.2%	88.7%	1.5%
Percent leased	94.1%	92.3%	1.8%

Revenues
Base rent	$211,406	$201,335
Expense reimbursements	66,611	61,682
Revenues deemed uncollectible	(899)	2,056
Ancillary and other rental income / Other revenues	5,460	5,452
Percentage rents	3,762	3,403
	286,340	273,928	4.5%
Operating expenses
Operating costs	(34,092)	(32,634)
Real estate taxes	(40,290)	(39,185)
	(74,382)	(71,819)	3.6%
Same property NOI	$211,958	$202,109	4.9%

NOI margin	74.0%	73.8%
Expense recovery ratio	89.6%	85.9%

Percent Contribution to Same Property NOI Performance:
	Change	Percent Contribution
Base rent	$10,071	5.0%
Revenues deemed uncollectible	(2,955)	(1.5)%
Net expense reimbursements	2,366	1.2%
Ancillary and other rental income / Other revenues	8	0.0%
Percentage rents	359	0.2%
		4.9%

Reconciliation of Net Income to Same Property NOI
Net income	$112,246	$79,506
Adjustments:
Non-same property NOI	(9,956)	(12,163)
Lease termination fees	(2,269)	(1,130)
Straight-line rental income, net	(4,001)	(4,739)
Accretion of below-market leases, net of amortization of above-market leases and tenant inducements	(2,668)	(2,044)
Straight-line ground rent expense, net	(9)	(8)
Depreciation and amortization	87,741	84,222
Impairment of real estate assets	1,100	4,590
General and administrative	29,172	28,000
Total other (income) expense	602	25,875
Same property NOI	$211,958	$202,109

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